Exhibit 10.1

ASPEN AEROGELS
2023 EQUITY INCENTIVE PLAN

1.
Establishment, Purpose, Duration.
(a)
Establishment. Aspen Aerogels, Inc. (the “Company”) hereby establishes an equity compensation plan to be known as the Aspen Aerogels 2023 Equity Incentive Plan (the “Plan”), effective as of June 1, 2023 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company at the 2023 Annual Meeting of Stockholders held on the Effective Date. Definitions of certain capitalized terms used in the Plan are contained in Section 2 hereof.
(b)
Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key Employees of the Company and its Subsidiaries, and to provide to such persons incentives and rewards for superior performance.
(c)
Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.
(d)
Prior Plan. If the Company’s stockholders approve the Plan at the 2023 Annual Meeting of Stockholders, the 2014 Employee, Director and Consultant Equity Incentive Plan (the “Prior Plan”) will terminate in its entirety effective on the Effective Date; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the Prior Plan.
2.
Definitions. As used in the Plan, the following definitions shall apply.
(a)
“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.
(b)
“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share-Based Awards granted pursuant to the terms and conditions of the Plan.
(c)
“Award Agreement” means either: (i) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.
(d)
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)
“Board” means the Board of Directors of the Company.
(f)
“Cause” as a reason for the Company’s (or a Subsidiary’s) termination of a Participant’s Continuous Service shall have the meaning specified in the applicable Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement that defines the term, “Cause” shall mean: (i) willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the lawful rules or policies of the Company, failure to perform assigned duties, or material breach of an employment or other agreement with the Company, which results in material harm to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (v) the indictment of the Participant for any felony involving deceit, dishonesty or fraud, or any criminal conduct by the Participant that would reasonably be expected to result in material injury or reputational harm to the Company. For purposes of this Plan, whether or not a Participant has committed an act or omission of the type referred to in subparagraphs (i) through (v) above shall be determined by the Company in its reasonable, good faith discretion, based upon the facts known to the Company at the relevant time.
(g)
“Change in Control” shall mean, unless otherwise specified in an Award Agreement, the occurrence of any of the following:
(i)
Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Subsidiaries or by any employee benefit plan of the Company or a Subsidiary) pursuant to a transaction or a series of related transactions; or
(ii)
The closing of either (A) A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or
(iii)
A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. For this purpose, “Incumbent Directors” shall mean members of the Board who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(h)
“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated and in effect thereunder.
(i)
“Committee” means the Board’s Compensation & Leadership Development Committee or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan, and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.
(j)
“Company” has the meaning given such term in Section 1(a) hereof and any successor thereto.
(k)
“Consultant” means an independent contractor who (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director, and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.
(l)
“Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company, a Subsidiary, or successor of either in any capacity of Employee, Director or Consultant (except as otherwise provided in such individual’s Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
(m)
“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee to grant such Award. In no event shall the Date of Grant be earlier than the Effective Date.
(n)
“Director” means any individual who is a member of the Board and who is not an Employee.
(o)
“Effective Date” has the meaning given such term in Section 1(a) hereof.
(p)
“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

(q)
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder, as such law, rules and regulations may be amended from time to time.
(r)
“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (i) the closing sale price per Share on that date as reported on the New York Stock Exchange or such other principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (ii) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (iii) if neither (i) nor (ii) applies, (A) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (B) with respect to all other Awards, the fair market value as determined by the Committee in good faith.
(s)
“Good Reason” shall, with respect to any Participant, have the meaning (if any) specified in the applicable Award Agreement, or, in the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning (if any) as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Subsidiary. For purposes of clarity, a Participant shall have no rights under this Plan with respect to termination for “Good Reason” unless and to the extent that such Participant is a party to an applicable Award Agreement, employment agreement, consulting agreement or other agreement for the performance of services between the Participant and the Company or a Subsidiary that defines the term “Good Reason” with respect to such Participant.
(t)
“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.
(u)
“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.
(v)
“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10 hereof.
(w)
“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.
(x)
“Performance Award” has the meaning given such term in Section 14(a).
(y)
“Performance Objectives” means the performance objective or objectives that may be established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives listed in Section 14(a). The Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
(z)
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
(aa)
“Plan” means this Aspen Aerospace 2023 Equity Incentive Plan, as may be amended from time to time.
(bb)
“Prior Plan” has the meaning given such term in Section 1(d) hereof.
(cc)
“Qualified Termination” means any termination of a Participant’s Continuous Service during the two-year period commencing on the date of a Change in Control (i) by the Company, any of its Subsidiaries or the entity resulting from such Change in Control other than for Cause, or (ii) by the Participant for Good Reason.
(dd)
“Restricted Shares” means Shares granted or sold pursuant to Section 8 hereof as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.
(ee)
“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9 hereof.
(ff)
“SEC” means the United States Securities and Exchange Commission, or any successor thereto.
(gg)
“Share” means a share of common stock of the Company, par value $0.00001 per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16 hereof.
(hh)
“Stock Appreciation Right” means a right granted pursuant to Section 7.
(ii)
“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 hereof. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.
(jj)
“Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(kk)
“Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.
(ll)
“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.
3.
Shares Available Under the Plan.
(a)
Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 3,000,000 Shares, plus the number of Shares that, immediately prior to the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan. 3,000,000 of the Shares authorized for grant under the Plan may be issued pursuant to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16 hereof.
(b)
Share Counting. Except as provided in Section 3(c) hereof, the following Shares shall not count against, or shall be added back to, the Share limit in Section 3(a) hereof: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an award granted under the Prior Plan or the Company’s 2001 Equity Incentive Plan that, after the Effective Date, is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (iii) Shares covered by an Award that is settled only in cash; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Code provisions relating to Incentive Stock Options under the Code.
(c)
Prohibition of Liberal Share Recycling. Notwithstanding Section 3(b), the following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.
(d)
Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the Date of Grant in accordance with FASB ASC Topic 718) of all Awards granted to any Director during any single fiscal year, together with any cash compensation earned by such Director during such fiscal year, shall not exceed $500,000.

4.
Administration of the Plan.
(a)
In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: (i) select Award recipients; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or (v) accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; (vi) construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; (vii) establish, amend, or waive rules and regulations for the Plan’s administration; and (viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.
(b)
Determinations. The Committee shall have no obligation to treat Participants or eligible Employees, Directors and Consultants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.
(c)
Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility, or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the authority to approve and administer all Awards granted to the Chief Executive Officer of the Company and to Directors under the Plan, and any references in the Plan to the “Committee” with respect to any such Awards shall be deemed to refer to the Board.
5.
Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan, upon selection by the Committee. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Laws and the amount of each Award. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6.
Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
(a)
Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.
(b)
Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.
(c)
Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.
(d)
Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.
(e)
Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in the foregoing clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f)
Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (B) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.
Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
(a)
Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.
(b)
Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.
(c)
Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.
(d)
Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

(e)
Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
8.
Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
(a)
Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
(b)
Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.
(c)
Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
(d)
Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise any voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to any dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares (as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement), subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.
9.
Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
(a)
Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units to the Participant, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof.
(b)
Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.
(c)
Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
10.
Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12 hereof. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares (subject to the limitations of Section 12 hereof) or time-based or performance-based units that are settled in Shares and/or cash.
(a)
Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
(b)
Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
11.
Dividend Equivalents. Awards granted under the Plan (other than Stock Options and Stock Appreciation Rights) may provide the Participant with dividend equivalents, payable on a contingent basis and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to an unvested Award shall be either accumulated in cash or deemed reinvested in additional Restricted Share Units, subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives) until such Award is earned and vested. Notwithstanding anything to the contrary herein, no dividend equivalents may be granted under the Plan with respect to the Shares underlying any Stock Option or Stock Appreciation Right.
12.
Minimum Vesting Provisions. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not become vested or exercisable in full any earlier than the first anniversary of the Date of Grant of the Award (excluding, for this purpose, any (a) Substitute Awards, and (b) Awards to Directors that vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period is not less than 50 weeks after the Date of Grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) hereof; and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change in Control, by the terms of the Award Agreement or otherwise. For purposes of clarity, an Award that vests or becomes exercisable in installments over a period that ends on or after the first anniversary of the Date of Grant of the Award shall be considered to comply with the minimum vesting provisions of this Section 12.
13.
Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code, or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14.
Performance Objectives.
(a)
In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Objectives (any such Award, a “Performance Award”). Any Performance Objectives shall be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following: (i) revenue; (ii) gross profit; (iii) pre-tax income or after-tax income; (iv) income or earnings, including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (v) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (vi) earnings or book value per share (basic or diluted); (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) return on revenues; (ix) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (x) economic value created; (xi) operating margin or profit margin; (xii) stock price or total stockholder return; (xiii) income or earnings from continuing operations; (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies; (xv) strategic business criteria, including objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions; and (xvi) environmental, social or governance metrics.
(b)
Establishment of Performance Objectives. With respect to any Performance Award, the Committee shall establish in writing the Performance Objectives, the performance period, and any formula for computing the payout of the Performance Awards. Such terms and conditions shall be established in writing during the first ninety days of the applicable performance period (or by such other date as may be determined by the Committee, in its discretion).
(c)
Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Objectives and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.
(d)
Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.
15.
Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
16.
Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A . The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.
17.
Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.
18.
Withholding Taxes. To the extent required by Applicable Laws, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment, or recognize the transfer or disposition of any Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a value (as determined by the Company) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.
19.
Non-U.S. Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees or Consultants.
20.
Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of the Company’s Compensation Recoupment Policy as in effect from time to time and any similar, supplemental, or successor policy, including any such policy adopted or maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.
21.
Change in Control.

a. In General. The provisions of this Section 21 shall apply, notwithstanding any other provision of this Plan to the contrary, except to the extent otherwise specifically provided in a Participant’s Award Agreement or, in the case of Awards granted to Directors, except as otherwise provided in the Company’s Non-Employee Director Compensation Policy as in effect from time to time.

b. Awards that are Assumed. To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity in the Change in Control, to the extent such Awards are continued by the Company), then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant: (i) any outstanding Awards that are subject to Performance Objectives shall be converted to service-vesting awards by the resulting entity, as if “target” performance had been achieved as of the date of the Change in Control, and shall continue to vest based on the Participant’s Continuous Service during the remaining performance period or other period of required service, and (ii) all other Awards shall continue to vest during the applicable vesting period, if any. Notwithstanding the preceding sentence, if a Participant incurs a Qualified Termination, then upon such termination, all outstanding Awards shall become fully vested and any such Awards that are Stock Options or Stock Appreciation Rights shall become fully exercisable and shall remain exercisable for the full duration of their term.

c. Awards that are not Assumed. To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a

Change in Control (or, if the Company is the resulting entity in the Change in Control, to the extent such Awards are not continued by the Company), then effective immediately prior to the Change in Control, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant: (i) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (ii) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (iii) all outstanding Awards shall become fully vested.

d. Cancellation Right. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

22.
Amendment, Modification and Termination.
(a)
In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard, rule or law.
(b)
Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.
(c)
Prohibition on Repricing Without Stockholder Approval. Except for adjustments made pursuant to Sections 16 or 21 hereof, the Committee will not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price of such Award. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash, without approval of the stockholders of the Company, except as provided in Sections 16 or 21 hereof. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21 hereof.
(d)
Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 14(d), 16, 21, 22(b) and 24(e) hereof, which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.
23.
Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
24.
Miscellaneous.
(a)
Stock Ownership Guidelines. By accepting any Award under the Plan, each Participant shall thereby agree to comply with the terms and conditions of the Company’s stock ownership guidelines as applicable to the Participant from time to time, including applicable stock retention requirements thereunder.
(b)
Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.
(c)
No Right of Continued Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any

Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.
(d)
Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(e)
Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any Applicable Law, as determined by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to such Applicable Law or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

f. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan, any Award Agreement and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

g. Successors. All obligations of the Company under the Plan and with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

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